SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the Registrant Filed [X] by a Party other than the Registrant Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [_]  Definitive Additional materials
     [_]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
                               RIDDELL SPORTS INC.
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [_] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction.

--------------------------------------------------------------------------------
          (5)  Total fee paid:

          [_]  Fee paid previously with preliminary materials.

          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          (3)  Filing Party:

--------------------------------------------------------------------------------
          (4)  Date Filed:

--------------------------------------------------------------------------------

                               RIDDELL SPORTS INC.
                        2525 HORIZON LAKE DRIVE, SUITE 1
                            MEMPHIS, TENNESSEE 38133

DEAR FELLOW STOCKHOLDER:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Riddell to be held on Wednesday, September 19, 2001, at 10:00 a.m. (Central Time) at the Training Room of Riddell's corporate offices located at 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133.

     For the reasons set forth in the accompanying proxy statement, your Board of Directors unanimously recommends that you vote for:

         1. Management's nominees for directors;

         2. Amending Riddell's certificate of incorporation;

         3. Appointing Grant Thornton LLP as Riddell's independent auditors; and

         4. Such other business as may properly come before the meeting.

     In order to ensure that your shares are represented at the meeting, I urge you to promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed in the United States. You may withdraw or revoke your proxy at any time prior to the Annual Meeting.

                                                 Very truly yours,


                                                 /s/ ROBERT E. NEDERLANDER
                                                 --------------------------
                                                 Robert E. Nederlander
                                                 CHAIRMAN OF THE BOARD

Dated: August 21, 2001

                               RIDDELL SPORTS INC.
                        2525 HORIZON LAKE DRIVE, SUITE 1
                            MEMPHIS, TENNESSEE 38133

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 19, 2001

                             ----------------------


DEAR FELLOW STOCKHOLDER OF
  RIDDELL SPORTS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Riddell will be held on Wednesday, September 19, 2001, at 10:00 a.m. (central time) at the Training Room of Riddell's corporate offices located at 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133, for the purpose of considering and voting upon the following proposals:

     1. The election of directors;

     2. To approve the amendment of Riddell's certificate of incorporation, which amendment would change the name of Riddell Sports Inc. to Varsity Brands, Inc.;

     3. To ratify the appointment of Grant Thornton LLP as Riddell's independent auditors for the calendar year ending December 31, 2001; and

     4. Such other business as may properly come before the meeting.

     The close of business on August 17, 2001 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only stockholders of record on such date are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors

                                        /s/ ROBERT E. NEDERLANDER
                                        -------------------------
                                        Robert E. Nederlander
                                        CHAIRMAN OF THE BOARD

Dated: August 21, 2001


                              --------------------
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
                              --------------------

                      [This page intentionally left blank]

                               RIDDELL SPORTS INC.

                              --------------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                              --------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is solicited on behalf of the Board of Directors of Riddell Sports Inc. for use at the Annual Meeting of Stockholders of Riddell to be held on Wednesday, September 19, 2001, at 10:00 a.m. (Central Time) at the Training Room of Riddell's corporate offices located at 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133, and at any adjournment or postponement thereof (the "Annual Meeting"). The purposes for which the Annual Meeting is to be held are set forth in the Notice of Meeting on the preceding page. It is anticipated that the final proxy statement and the proxies solicited thereby will first be sent or delivered to stockholders on or about August 21, 2001.

REVOCABILITY AND VOTING OF PROXIES

     The proxy may be revoked by the stockholder at any time prior to its use by Riddell by voting in person at the Annual Meeting, by executing a later proxy, or by submitting a written notice of revocation to the Secretary of Riddell at Riddell's office or at the Annual Meeting. If the proxy is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. Otherwise, the proxy will be voted in the manner specified on the proxy.

     Two of the three proposals for which proxies are being solicited, the voting for Riddell's directors and the appointing of Grant Thorton as Riddell's independent auditors, are considered "discretionary" proposals, which means that brokers who hold shares of common stock in "street name" for customers are authorized to vote on such proposals on behalf of their customers unless expressly advised to the contrary.

     The other proposal for which proxies are being solicited, amending Riddell's certificate of incorporation, requires the affirmative approval of a majority of the outstanding shares of common stock and is not considered a "discretionary" proposal. This means that approval to vote in favor of the proposal must be affirmatively given by a majority of the stockholders entitled to vote thereon.

     Accordingly, in the event of a broker non-vote with respect to the non-discretionary issue of amending Riddell's certificate of incorporation arising from the absence of required authorization by the beneficial owner to vote as to that issue, the proxy will be counted as present for purposes of determining the existence of a quorum to conduct the meeting, but will not be deemed as present and entitled to vote as to the issue of amending Riddell's certificate of incorporation for purposes of determining the total number of shares of which a majority is required for approval. Abstentions, being shares present, entitled to vote and affirmatively not voted are counted for determining a quorum, have the same effect as a "no" vote with respect to a non-discretionary issue, but are not considered as a vote with respect to discretionary proposals.

RECORD DATE AND SHARE OWNERSHIP

     At the close of business on August 17, 2001, 9,452,250 shares of common stock, $.01 par value, were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. Only stockholders of record at the close of business on August 17, 2001 are entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 21, 2001 pertaining to ownership of Riddell's common stock by persons known to Riddell to own 5% or more of Riddell's common stock and common stock owned beneficially by each director and named executive officer of Riddell and by directors and named executive officers of Riddell as a group.

     The information contained herein has been obtained from Riddell's records, or from information furnished directly by the individual or entity to Riddell made by such persons with the U.S. Securities and Exchange Commission.

                                                      SHARES OWNED         PERCENT OF
                                                      BENEFICIALLY        COMMON STOCK
                                                      ------------        ------------
Robert E. Nederlander
   810 Seventh Avenue
   New York, NY 10019 ..........................       1,267,210(1)          13.4%

David M. Mauer
   c/o Riddell Sports Inc.
   1450 Broadway, Suite 2001
   New York, NY 10018 ..........................         558,145(2)           5.6%

Jeffrey G. Webb
   c/o Varsity Spirit Corporation
   2525 Horizon Lake Drive
   Memphis, TN 38133 ...........................       1,307,637(3)          13.2%

John M. Nichols
   c/o Varsity Spirit Corporation
   2525 Horizon Lake Drive
   Memphis, TN 38133 ...........................          50,125(4)            *

David Groelinger
   c/o Riddell Sports Inc.
   1450 Broadway, Suite 2001
   New York, NY 10018 ..........................         112,250(5)           1.2%

Leonard Toboroff
   c/o Riddell Sports Inc.
   2525 Horizon Lake Drive
   Memphis, TN 38133 ...........................       1,318,585(6)          12.3%

Don R. Kornstein
   c/o Riddell Sports Inc.
   2525 Horizon Lake Drive
   Memphis, TN 38133 ...........................          59,937(7)            *

John McConnaughy, Jr
   c/o JEMC Corp.
   1011 High Ridge Road
   Stamford, CT 06905 ..........................       1,054,937(8)           9.9%

Glenn E. "Bo" Schembechler
   c/o Riddell Sports Inc.
   2525 Horizon Lake Drive
   Memphis, TN 38133 ...........................          52,500(9)            *

Arthur N. Seessel, III
   c/o Seessel's Supermarkets
   1745 Union Avenue
   Memphis, TN 38104 ...........................          22,500(10)           *

All officers and directors as a group
   (10 individuals) ............................       5,803,826(11)         54.2%

                                                  SHARES OWNED      PERCENT OF
                                                  BENEFICIALLY     COMMON STOCK
                                                  ------------    --------------
Angelo, Gordon & Co., L.P.
   245 Park Avenue, 26th Fl
   New York, NY 10167 .........................   1,696,832(12)         15.2%

Dimensional Fund Advisors Inc.
   1299 Ocean Ave., 11th fl
   Santa Monica, CA 90401 .....................     490,308(13)          4.6%

---------------
*    Less than 1%

(1) 1,267,210 shares are owned by Mr. Nederlander directly or through entities controlled by him having dispositive power over these shares, and 37,500 of these 1,267,210 shares underlie options granted under Riddell's 1991 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(2) Includes 450,000 shares underlying options granted under Riddell's 1991 Stock Option Plan which are exercisable currently or within 60 days of August 21, 2001. Mr. Mauer is included in the table as an executive officer in accordance with Rule 402(a)(3) of Regulation S-K. Mr. Mauer has resigned as Chief Executive Officer and President of Riddell as of June 2001.

(3) Includes 441,510 shares underlying options granted under Riddell's 1997 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(4) Includes 50,125 shares underlying options granted under Riddell's 1997 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(5) Includes 103,750 shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable within 60 days of August 21, 2001.

(6) Includes 37,500 shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(7) Includes 37,500 shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable within 60 days of August 21, 2001.

(8) Includes 37,500 shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001. Mr. McConnaughy has pledged his interest in 1,017,437 shares of Riddell's common stock to financial institutions to secure loans.

(9) Includes 37,500 shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(10) Represents shares underlying options granted under Riddell's 1991 Stock Option Plan that are exercisable currently or within 60 days of August 21, 2001.

(11) The aggregate number of shares beneficially owned and percent of common stock beneficially owned by all officers and directors as a group includes David Mauer. Excluding Mr. Mauer, the aggregate shares beneficially owned by all officers and directors as a group is 5,245,681 and the percent of common stock beneficially owned by all officers and directors as a group is 48.6%.

(12) Based on a Schedule 13G filed February 13, 1997, Angelo, Gordon & Co., L.P. may be deemed to be the beneficial owner of 1,696,832 shares as a result of voting and dispositive powers it holds with respect to $1,000,000 principal amount of Riddell's 4.10% Convertible Subordinated Note due November 1, 2004 (the "Notes") convertible at $4.42 per share into 226,244 shares of Riddell's common stock held for its own account and $6,500,000 principal amount of Notes convertible into 1,470,588 shares of common stock which it holds for the account of private investment funds for which it acts a general partner and/or investment advisor or investment manager.

(13) Based on a Schedule 13G filed February 4, 2000, Dimensional Fund Advisors Inc. may be deemed to be the beneficial owner of 490,308 shares.

              ELECTION OF DIRECTORS AND LIST OF EXECUTIVE OFFICERS

     In the  absence of  contrary  instructions  by the  stockholder  giving the proxy, the stockholder's proxy will be voted for the election of Don R. Kornstein, John McConnaughy, Jr., Robert E. Nederlander, Glenn E. "Bo" Schembechler, Leonard Toboroff , Jeffrey G. Webb and Arthur N. Seessel, III to serve as members of the Board of Directors until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and shall have qualified.

     If any nominee is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons named in the proxy will vote for another person in accordance with their best judgment. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     Information with respect to the nominees and the executive officers of Riddell is set forth below as of August 21, 2001 and is based upon the records of Riddell and information furnished to it by the nominees and executive officers. See "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to the Common Stock owned by the nominees.

                                                                                   HAS SERVED AS
NAME                                AGE             POSITION WITH RIDDELL          DIRECTOR SINCE
----                                ---             ---------------------          -----------------

Robert E. Nederlander ............  68     Chairman of the Board                   April 1988

Jeffrey G. Webb (1) ..............  52     Chief Executive Officer, President
                                           and Vice Chairman of the Board          June 1997

Leonard Toboroff .................  68     Director and Vice President             April 1988

Don R. Kornstein .................  49     Director                                April 1995

John McConnaughy, Jr .............  72     Director                                September 1989

Glenn E. "Bo" Schembechler .......  71     Director                                September 1991

Arthur N. Seessel, III (1) .......  62     Director                                February 1999

OTHER EXECUTIVE OFFICERS:

John M. Nichols ..................  49     Chief Financial Officer,
                                           Treasurer and Secretary

David Groelinger .................  51     Executive Vice President

------------
(1) In accordance with the agreements entered into in connection with Riddell's acquisition of Varsity in 1997, our Board of Directors agreed to nominate Mr. Webb and his designee to become members of the Board for the three-year period commencing at June 1997 and terminating on the third anniversary of such date or upon earlier termination of Mr. Webb's employment. Mr. Webb, who was elected a member of our Board at our 1998 annual meeting of stockholders and is our Vice Chairman, has named Arthur N. Seessel, III to serve on our Board as his designee.

     Set forth below is biographical information regarding each director and executive officer of Riddell based on information supplied by them.

     ROBERT E. NEDERLANDER. Mr. Nederlander has been Chairman of the Board of Riddell since April 1988 and was Riddell's Chief Executive Officer from April 1988 through April 1, 1993. Mr. Nederlander has been President and/or a Director since November 1981 of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of live theaters. Since December 1998 Mr. Nederlander has been a co-managing member of the Nederlander Company LLC, an operator of live theaters outside of New York City. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner since 1973. Mr. Nederlander has been President since October 1985 of the Nederlander Television and Film Productions, Inc. and Chairman of the Board since January 1988 of Mego Financial Corporation. Mr. Nederlander was a director of Mego Mortgage Corporation from December 1996 until June 1998. Mr. Nederlander became

     Chairman of the Board of Allis-Chalmers Corp. in May 1989; from 1993 through October 1996 he was Vice Chairman, and thereafter he remained solely a director. In 1995, Mr. Nederlander became a director of HFS Incorporated, and later, Cendant Corporation, HFS Incorporated having merged into Cendant
Corporation. In October 1996 Mr. Nederlander became a director of News Communications, Inc., a publisher of community-oriented free circulation newspapers.

     JEFFREY G. WEBB. Mr. Webb has been the Vice Chairman of the Board since Varsity was acquired by Riddell in June 1997. Mr. Webb was appointed Riddell's Chief Executive Officer and President in June 2001, and previously served as Riddell's Chief Operating Officer from October 1999 through June 2001. Prior to the Varsity acquisition, Mr. Webb was Chairman of the Board, President and Chief Executive Officer of Varsity Spirit Corporation since its formation in 1974.

     JOHN M. NICHOLS. Mr. Nichols has been Chief Financial Officer, Secretary and Treasurer of Riddell since June 2001. Mr. Nichols joined Varsity Spirit Corporation, Riddell's wholly owned subsidiary, on April 1, 1992 as Vice President, Accounting and Income Taxes and served as Senior Vice President, Finance of Varsity Spirit Corporation since July 1992 and Chief Financial Officer since April 1994. From October 1988 through March 1992, Mr. Nichols owned and operated an independent certified public accounting practice, during the course of which he provided accounting and financial consulting services to Varsity Spirit Corporation. Prior to October 1988, Mr. Nichols was Chief Financial Officer of French Quarter Inn, Inc. and a partner with the independent certified public accounting firm of BDO Seidman, LLP. In the late 1980's, Mr. Nichols acquired minority general partnership interests in certain land development and hotel operating partnerships and, in connection with his interest in the land development partnership, guaranteed the repayment of certain bank loans that were made to the partnership. The land development and hotel operating partnerships were not as successful as planned and the partnerships filed petitions under Chapter 11 of the federal bankruptcy laws and, as a consequence of his involvement in the land development partnership, on July 1, 1992, Mr. Nichols filed a petition under Chapter 7 of the federal bankruptcy laws, which petition was certified on February 13, 1997.

     DAVID GROELINGER. Mr. David Groelinger has been Executive Vice President of Riddell since June 1996, and previously served as Riddell's Chief Financial Officer from March 1996 through June 2001. From 1994 to 1995 he was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of Regency Holdings (Cayman) Inc., which owned and operated a major international cruise line. Prior to 1994 Mr. Groelinger served in various senior financial capacities during his twelve years at Chiquita Brands International, Inc. In 1990, he was promoted to Vice President reporting to Chiquita's President and Chief Operating Officer. In 1999, Mr. Groelinger was appointed to the Board of Directors of Applied Theory Corporation and currently chairs its Audit Committee.

     LEONARD TOBOROFF. Mr. Toboroff has been Vice President of Riddell since April 1988. Since May 1989, Mr. Toboroff has been a Vice President and Vice Chairman of the Board of Allis-Chalmers Corp. Mr. Toboroff has been a practicing attorney since 1961 and from January 1, 1988 to December 31, 1990, was counsel to Summit Solomon & Feldesman in New York City, which was counsel to Riddell from April 1988 through February 1993. He has been a Director since August 1987 and was Chairman and Chief Executive Officer from December 1987 to May 1988 of Ameriscribe Corp. Mr. Toboroff was Chairman and Chief Executive Officer from May through July 1982, and then was Vice Chairman from July 1982 through September 1988 of American Bakeries Company. Mr. Toboroff has been a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992. He has been a director of Engex, Inc., and a director of Hi Rise Recycling since March 1999.

     DON R. KORNSTEIN. Mr. Kornstein is a management and financial consultant to corporations and entrepreneurs. From September 1994 through February 2000, Mr. Kornstein was a member of the Board of Directors, Chief Executive Officer and President of Jackpot Enterprises, Inc. Prior to these activities, Mr. Kornstein was a Senior Managing Director at Bear, Stearns & Co. Inc. for 17 years through September 1994. Mr. Kornstein has been a director of Riddell since April 1995.

     JOHN MCCONNAUGHY, JR. Mr. McConnaughy has been Chairman and Chief Executive Officer of JEMC Corp. since 1988. Mr. McConnaughy is the Chairman of the Board of the Excellence Group, LLC, which filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code on January 13, 1999. The Excellence Group's subsidiaries produced labels for a variety of customers. From 1969 to 1986, Mr. McConnaughy served as Chairman and Chief Executive Officer of Peabody
International Corp. ("Peabody"). From 1981 to 1992, he served as Chairman and Chief Executive Officer of GEO International Corp. when it was spun off from Peabody in 1981.

     Mr. McConnaughy is a Director of Fortune Natural Resources, Mego Financial Corporation, Levcor International, Inc. and Wave Systems, Inc. He has been a director of Riddell since September 1989.

     GLENN E. "BO" SCHEMBECHLER. Mr. Schembechler was President of the Detroit Tigers from January 1990 through August 1992 and a member of the Tigers Board of Directors from 1989 through 1990. He is also a Director of Midland Company. From 1968 through 1989, Mr. Schembechler was head football coach of the University of Michigan and served as its Athletic Director in 1988 and 1989. He was inducted into the National Football Foundation Hall of Fame in 1993. He has been a director of Riddell since September 1991.

     ARTHUR N. SEESSEL, III. Mr. Seessel was the Chief Executive Officer of Seessel Holdings Inc., a supermarket chain located in Memphis, Tennessee, until the company was sold in 1996. Mr. Seessel currently serves as a consultant to Albertson's Inc. and is a member of the Board of Directors of 1st Trust Bank, Wunderlich Securities, Thoughtware Technologies Inc., Idealmusic Inc. and Auto Radio Inc. He has been a director of Riddell since February 1999.

                                      * * *

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTORS.

                                      * * *

                STRUCTURE AND COMPENSATION OF BOARD OF DIRECTORS

DIRECTORS' FEES AND BOARD MEETING ATTENDANCE

     Directors who are not officers of Riddell received a fee in 2000 of $20,000 per annum. In 2000, directors who were members of the Audit and Compensation Committees of the Board (Messrs. McConnaughy, Kornstein, Schembechler and Seessel) were also each paid an aggregate additional amount of $5,000 per annum for their Committee memberships.

     During 2000, Messrs. Nederlander, Toboroff, McConnaughy, Kornstein and Schembechler were each granted an option to purchase up to 7,500 shares of Riddell's common stock at an exercise price of $3.00 per share. These grants were pursuant to provisions of the 1991 and 1997 Stock Option Plans which provide for fixed automatic grants of options to eligible directors as described below under "General Description of 1997 Stock Option Plan."

     See "Summary Compensation Table" and "Options Granted in 2000" for a discussion of compensation paid to Mr. Webb, Riddell's Vice Chairman and Chief Executive Officer. Riddell has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with service on the Board. In addition, Riddell maintains an insurance policy insuring our directors and officers against such liabilities.

     During calendar year ended December 31, 2000, there were three meetings of the Board of Directors, each of which was attended by all of the members of the Board of Directors.

COMMITTEE STRUCTURE AND MEETINGS

     The Board of Directors maintains an Executive Committee consisting of Mr. Nederlander, the Committee's Chairman, Mr. Toboroff, Mr. Webb, and prior to his resignation, Mr. Mauer (See "Employment Agreements and Change of Control Arrangements" for a discussion of Mr. Mauer's resignation). Under Riddell's bylaws the Executive Committee has the power of the full Board. The Executive Committee held three meetings in 2000.

     The Board of Directors also maintains a Compensation Committee comprised in 2000 of Messrs. McConnaughy, Schembechler, Seessel and Kornstein. Mr. Kornstein was Chairman of the Committee in 2000. None of these individuals has ever been an officer of Riddell. The Compensation Committee reviews and establishes the cash and non cash compensation of key employees and recommends grants of options under Riddell's 1991 Stock Option Plan and 1997 Stock Option Plan. It considers recommendations of management and, when it deems appropriate, the advice of outside experts in connection with these determinations. The Compensation Committee had three meetings in 2000, each of which were attended by all of the members of the Compensation Committee.

     The Board of Directors has established an Audit Committee which in 2000 consisted of Messrs. McConnaughy, Schembechler, Seessel and Kornstein. Mr. Kornstein was Chairman of the Committee in 2000. No member of the Audit Committee has ever been an officer of Riddell. The Audit Committee had one meeting in 2000 which was attended by all of the members of the Audit Committee.

     The members of each committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board following the Annual Meeting and until their respective successors are elected and qualified. Each committee elects its own Chairman.

                            SECTION 16(A) DISCLOSURE

     Riddell believes, based solely on its review of the copies of the Forms 3, 4 and 5 required to be filed with Riddell pursuant to Section 16(a) of the Exchange Act by its officers, directors and beneficial owners of more than 10% of Riddell's Common Stock ("insiders"), that during the fiscal year ended December 31, 2000, all filing requirements applicable to its insiders were complied with.

                  COMPENSATION COMMITTEE REPORT ON COMPENSATION

GENERAL

     After consultation with supervising management, the Compensation Committee of the Board of Directors determined the cash compensation of, and recommended for full Board approval grants of incentive stock options to, senior executive officers for 2000. Messrs. Nederlander, Toboroff, Webb and, prior to his resignation, Mr. Mauer are senior executive officers and members of the Board of Directors of Riddell and do not vote on matters concerning their own compensation.

COMPENSATION PHILOSOPHY

     The executive compensation philosophy of the Board of Directors and its Compensation Committee (which is intended to apply to all Company management, including its Chief Executive Officer) is to provide competitive levels of compensation, provide incentives to management, reward above average corporate performance, and assist Riddell in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with others in Riddell's industry and at a level that will aid in attracting and retaining qualified management. The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     The components of executive officer compensation are designed to meet Riddell's compensation policies. Presently, the program contains two elements:
1) base salary (plus benefits customarily paid to employees, such as insurance) and 2) incentive compensation, consisting of cash (bonus) and non-cash (stock options and stock grants) incentive compensation.

     Riddell from time to time has consulted with executive compensation experts to assist it in evaluating and establishing appropriate cash and noncash compensation for key employees and directors, and may do so in the future.

CHIEF EXECUTIVE COMPENSATION

     In 1993, in order to induce Mr. Mauer, Riddell's Chief Executive Officer, to join Riddell and become a member of its Board of Directors, Riddell entered into an employment agreement with Mr. Mauer containing a compensation package including salary, stock options and an annual bonus described in "Employment Agreements and Change of Control Arrangements." Mr. Mauer's initial compensation was determined after the Board reviewed compensation paid to similarly qualified Chief Executive Officers in the competitive marketplace.

     In determining Mr. Mauer's compensation for 2000, the Compensation Committee believed, upon review of the Company's overall operating results which indicated that Riddell's profits before taxes had increased slightly, that Mr. Mauer's compensation package did not require any further adjustment.

     In connection with Riddell's sale of the Riddell Group Division on June 22, 2001, as more fully described in the section below regarding an Amendment to Riddell's Certificate of Incorporation, Mr. Mauer resigned as

     President and Chief Executive Officer of Riddell, and Jeffrey Webb was elevated to President and Chief Executive Officer of the Company.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position and the experience, qualifications and talents of the individual relevant to his or her position and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable public companies. Salary adjustments are, generally, discretionary and determined by evaluating management's recommendations, the competitive marketplace, the performance of Riddell, the performance and overall contribution of the executive and any increased responsibilities assumed by the executive.

     In order to induce qualified individuals to join Riddell and continue their employment, Riddell has granted certain senior executive officers guaranteed signing bonuses in fixed amounts as well as bonuses for the first year of employment.

     In determining the size of an executive's annual bonus, if any, the Committee compares performance of the division in which the executive works to Riddell's business plan for that division in that year, the contribution of the individual to the performance of that division, and the individual's performance against agreed-upon goals developed by the employee with senior management.

     After reviewing recommendations of supervising management, in 2000 the Compensation Committee recommended grants of stock options to certain employees; however, stock options were not granted to executive officers, except in their capacity as directors. In keeping with the philosophy of the Board of Directors, options generally vest over a period of years. It is the philosophy of the Board of Directors that stock options should be awarded primarily to key employees of Riddell and its subsidiaries and members of its Board of Directors to promote the long-term interest in the welfare of Riddell and assist in the retention of such employees, and that stock options should be awarded on an intermittent basis in furtherance of this philosophy.

     In accordance with rules of the Securities and Exchange Commission (the "Commission"), the Executive Compensation Philosophy of the Board is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by Riddell with the Commission.

                                             COMPENSATION COMMITTEE OF
                                             THE BOARD OF DIRECTORS

                                             DON R. KORNSTEIN
                                             JOHN MCCONNAUGHY, JR.
                                             GLENN E. SCHEMBECHLER
                                             ARTHUR N. SEESSEL, III

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of four independent directors and operates under the written charter adopted by the Audit Committee and the Board. A copy of the Audit Committee's charter is attached to this Proxy Statement as Appendix
A. The members of the Audit Committee are Don R. Kornstein (Chairman), John McConnaughy, Jr., Glenn E. Schembechler and Arthur N. Seessel, III.

     Management has the primary responsibility for Riddell's financial statements and the reporting process, including the system of internal controls. Grant Thornton LLP, the independent accountants for Riddell, are responsible for performing an independent audit of Riddell's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed Riddell's audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has also received written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, and has discussed with Grant Thornton LLP its independence from Riddell.

     Based on the review and discussions referred to above, the Audit Committee recommended to Riddell's Board of Directors that Riddell's audited financial statements be included in Riddell's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                                 AUDIT COMMITTEE OF
                                                 THE BOARD OF DIRECTORS

                                                 DON R. KORNSTEIN
                                                 JOHN MCCONNAUGHY, JR.
                                                 GLENN E. SCHEMBECHLER
                                                 ARTHUR N. SEESSEL, III

                           SUMMARY COMPENSATION TABLE

     The table below sets forth the cash compensation paid to or accrued for Riddell's Chief Executive Officer and its four other most highly paid executive officers in 2000 for services rendered in all capacities to Riddell and its subsidiaries during the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION        AWARDS
                                                         ---------------------      -----------
                                                                                    SECURITIES
                                                                    OTHER ANNUAL     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS    COMPENSATION(1)   OPTIONS(2)    COMPENSATION(3)
---------------------------          ----     ------      -----    ---------------   ----------    ---------------
David M. Mauer ....................  2000    $609,788    $    --       $    --             --          $ 2,040
   Chief Executive Officer and       1999     579,792    130,000            --         40,000              960
   President (4)                     1998     575,000         --            --         40,000            1,000
Jeffrey G. Webb ...................  2000    $397,688    $    --       $    --             --          $   200
   Chief Operating Officer           1999     378,135    273,500(5)         --         35,000              300
                                     1998     375,000    207,090(5)         --         35,000               --
David Groelinger ..................  2000    $233,133    $    --       $    --             --          $ 2,040
   Chief Financial Officer and       1999     221,692     50,000            --         15,000              960
   Executive Vice President (6)      1998     220,385         --            --         15,000            1,000
Robert E. Nederlander .............  2000    $200,984    $    --       $    --          7,500          $    --
   Chairman of the Board             1999     198,996         --        16,875          7,500               --
                                     1998     196,160         --            --          7,500               --
Leonard Toboroff ..................  2000    $200,979    $    --       $    --          7,500          $ 2,010
   Director and Vice President       1999     198,989         --        16,875          7,500              960
                                     1998     196,157         --            --          7,500            1,000

------------
(1) In 1999, Messrs. Nederlander and Toboroff each received a payment of $16,875 in exchange for the surrender of stock options granted to them in 1994 for 15,000 shares each, at an exercise price of $2.625. The payment was computed based on the "in the money" value of the options at the time of the payments. Other perquisites and other personal benefits paid for the named executive officers are omitted from the table as permitted by the rules of the U.S. Securities and Exchange Commission because they aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled, "Salary" and "Bonus" for each named executive officer.

(2) These options were issued under Riddell's 1991 Stock Option Plan or 1997 Stock Option Plan.

(3) Represents Riddell's contribution to a 401(k) plan on behalf of the employee.

(4)  David Mauer resigned as Chief Executive Officer and President of Riddell on
     June  22,  2001.   See   "Employment   Agreements  and  Change  of  Control
     Arrangements" for further information.

(5) Includes unrestricted stock awards of Riddell's common stock. The stock awards to Mr. Webb for 1999 and 1998 were 41,600 shares and 41,600 shares, valued at $130,000 and $153,400, respectively. The value of the awards is based on the quoted market prices on the day the awards were granted, which were $3.13 and $3.69 per share for the 1999 and 1998 awards, respectively.

(6) David Groelinger resigned as Chief Financial Officer on June 22, 2001, and continues to serve as Executive Vice President.

                          STOCK OPTIONS GRANTED IN 2000

     The following table sets forth information concerning individual grants of stock options made during 2000 to each named executive officer listed below pursuant to Riddell's 1991 and 1997 Stock Option Plans.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                NUMBER OF   % OF TOTAL                                  ANNUAL RATES OF STOCK
                               SECURITIES     OPTIONS                                  PRICE APPRECIATION FOR
                               UNDERLYING    GRANTED TO   EXERCISE                          OPTIONS TERM(1)
                                OPTIONS     EMPLOYEES IN  PRICE PER     EXPIRATION       ------------------
NAME                            GRANTED      FISCAL YEAR    SHARE          DATE            5%            10%
-----------                    ----------   ------------- ---------     ----------       -----        -------
David M. Mauer                        0         N/A         N/A            N/A            N/A           N/A
Jeffrey Webb                          0         N/A         N/A            N/A            N/A           N/A
David Groelinger                      0         N/A         N/A            N/A            N/A           N/A
Robert E. Nederlander(2)          7,500          3%        $3.00        5/16/2010       14,150        35,859
Leonard Toboroff(2)               7,500          3%        $3.00        5/16/2010       14,150        35,859

----------
(1) Based upon the per share market price on the date of grant and an annual appreciation of such market price at the rate stated in the table through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the common stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code and any applicable state laws.

(2) This option was granted pursuant to the 1991 Stock Option Plan which provides for annual fixed automatic grants of options to certain directors. The option is fully exercisable from May 16, 2001 through May 16, 2010. In the event Mr. Nederlander or Mr. Toboroff's Board membership terminates, generally, other than for cause, the option becomes fully exercisable for 90 days. The option terminates if Mr. Nederlander or Mr. Toboroff's Board membership terminates for cause.

          STOCK OPTION EXERCISES AND STOCK OPTIONS HELD AT END OF 2000

     The following table presents information concerning exercises of stock options by each named executive officer during the year ended December 31, 2000 and indicates the total number of exercisable and unexercisable stock options held by each named executive officer on December 31, 2000. On December 31, 2000, the last sale price of the common stock on the American Stock Exchange was $3.00 per share.

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING            VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                                      SHARES        VALUE         DECEMBER 31, 2000       AT DECEMBER 31, 2000(2)
                                     ACQUIRED ON   REALIZED  -------------------------   -------------------------
NAME                                EXERCISE(#)    ($)(1)     EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
----                                ------------  ---------  ------------ ------------- -----------  --------------
David M. Mauer                        50,000       $56,250      417,500       62,500         --           --
Jeffrey G. Webb                           --            --      424,010       43,750         --           --
David Groelinger                          --            --       91,250       23,750         --           --
Robert E. Nederlander                 15,000        11,250       30,000        7,500         --           --
Leonard Toboroff                      15,000        15,938       24,375       13,125         --           --

------------
(1) Value realized is based upon the fair market value of common stock on the date of exercise less the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) The exercise price of all options held at the end of 2000 by the named individuals were equal to or greater than the $3.00 per share December 31, 2000 closing price of the common stock.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In June 1992, Riddell entered into an employment agreement with each of Messrs. Nederlander and Toboroff. Each agreement continues until terminated by Riddell, with termination effective three years after Riddell delivers notice of termination or, if earlier, until the death or disability of the employee. The agreements are immediately terminable by Riddell for cause (as defined therein). Bonuses are at the discretion of the board. Each agreement provides a base salary of $162,500 which may be increased in the discretion of the board, provided that in any event each year the salaries are increased at least by the percentage increase in the Consumer Price Index. Each agreement provides that in the event Riddell terminates the employee's employment, generally, other than for cause, the employee will receive his full salary through the end of the term of his agreement and annual bonuses for the remainder of the term equal to the average of the annual bonuses awarded to the employee prior to termination. Each agreement acknowledges that the employee will devote time and provide services to entities other than Riddell.

     In connection with the acquisition of Varsity Spirit Corporation, Riddell entered into an employment agreement with Mr. Webb effective June 1997. Under the provisions of such agreement Mr. Webb serves as Vice Chairman of the Board of Directors as well as Chief Operating Officer of Riddell. Mr. Webb is entitled to a base salary of no less than $375,000 per year and is eligible to participate in those bonus arrangements which are made available to other senior officers of Riddell at a target level of 40% of his base salary. Pursuant to his employment agreement, Mr. Webb received options to purchase 50,000 shares of common stock of Riddell with a per share exercise price of $5.44 and "special options" to purchase an additional 347,760 shares at a per share exercise price of $3.80. Upon termination of Mr. Webb's employment (1) by Riddell without cause, as defined in Webb's agreement, (2) by Mr. Webb with good reason, as defined in Webb's agreement, or (3) as a result of a change in control, as defined in Webb's agreement, Mr. Webb will receive continued payments of base salary for the longer of the remainder of the term of the agreement and one year, or two years if as a result of a change of control, as well as other benefits. Mr. Webb is subject to a non-competition covenant generally for a period of two years following the termination of his employment for any reason. Mr. Webb's Employment Agreement has by its terms expired. Riddell and Mr. Webb continue to operate in accordance with the expired Employment Agreement and are currently negotiating a new Employment Agreement. Subsequent to the sale by Riddell of its Riddell Group Division, Mr. Webb was elevated to the positions of President and Chief Executive Officer of Riddell.

     In April 1993, Riddell entered into an employment agreement with Mr. Mauer. The agreement, as amended in 1994, provided for an annual base salary in such amount in excess of $400,000 as the Board of Directors determined from time to time. The agreement provided for the years subsequent to 1993, that the Board of Directors and Mr. Mauer establish target bonuses based upon measures to be agreed upon before the beginning of each calendar year, and that Mr. Mauer's bonus would be a percentage, not to exceed 100%, of his base salary based upon the percent of the targets achieved. The agreement was to continue until terminated by Riddell, with termination to be effective three years after Riddell delivered notice of termination or, if earlier, until Mr. Mauer's death or disability. The agreement was immediately terminable for cause, as defined in Mauer's agreement. Mr. Mauer was granted an option for ten years to acquire 300,000 shares of Riddell's common stock pursuant to the Agreement at an average price of $3.63 per share. In the event Mr. Mauer's employment was terminated, generally, other than for cause, Mr. Mauer would receive his salary through the date of his termination, a pro rata portion of the bonus earned through the date of termination, plus three times his annual salary and three times the average of his annual bonus paid in the three years prior to the date of his termination. Additionally, Mr. Mauer's options become fully exercisable for one year. In connection with the sale by Riddell of its Riddell Group Division on June 22, 2001, Mr. Mauer resigned as President, Chief Executive Officer, and as a director of Riddell. In connection therewith, Mr. Mauer's Employment Agreement was terminated, and Riddell and Mr. Mauer entered into each of a Separation Agreement, Consulting Agreement and a Non-Competition Agreement pursuant to which Mr. Mauer received a payment in the amount of $1,750,000, Mr. Mauer will receive fees for his consulting services at a rate of $2,500 per month for a period of two years from the date of the sale, a $15,000 monthly payment for a period of two years from the date of the sale in consideration of his covenant not to compete, and a period of eighteen months in which to exercise the 480,000 options granted to him.

     Riddell entered into an employment agreement with Mr. Groelinger effective March 1996 in connection with his joining Riddell as Chief Financial Officer and Executive Vice President. The agreement provides for an initial annual base salary of $180,000 and a guaranteed minimum bonus for 1996 of $25,000. Thereafter, bonuses will be a percentage of his salary, with a target of 40%. Pursuant to the Agreement, Mr. Groelinger was granted a ten-year option to purchase 65,000 shares of Riddell's common stock at an exercise price of $4.63 per share. The agreement is immediately terminable for cause, as defined in Mr. Groelinger's agreement, presently expires, unless renewed, in March 2002. The agreement provides, generally, that if Mr. Groelinger's employment is terminated other than for cause he will be paid no less than one year's salary, or two years' salary in the event termination arises in connection with a change of control, as defined in Mr. Groelinger's agreement, plus a pro rata portion of his bonus through the date of termination. In addition, his stock options become immediately exercisable for one year to the extent then vested. In connection with Riddell's sale of its Riddell Group Division, Mr. Groelinger resigned as Riddell's Chief Financial Officer and continues to serve as Riddell's Executive Vice President.

     The stock options granted to Messrs. Webb and Groelinger in connection with their employment become immediately exercisable in the event a change of control of Riddell occurs.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McConnaughy is a member of Riddell's Board of Directors and its Compensation and Audit Committees and a member of a group of stockholders who may be deemed to beneficially own and exercise control over approximately 54.2% of Riddell's outstanding Common Stock as of August 21, 2001. See "Security Ownership of Certain Beneficial Owners and Management."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 25, 2000, Riddell entered into a nine (9) year six (6) month sublease with a company owned and controlled by Riddell's chairman, Mr. Robert Nederlander for premises to serve as Riddell's corporate offices located in New York City. Pursuant to the sublease, Riddell will pay a base rent of approximately $117,000 per annum which will rise to approximately $138,000 per annum during the term of the sublease. Riddell will also pay our pro rata share (approximately 33%) of operating expenses during the term of the sublease. Riddell paid $175,000 upon the execution of the sublease, which represents Riddell's pro rata share of the build out expenses relative to the sublease. Management believes that the terms of the sublease are at least equivalent to what Riddell could reasonably expect to receive from an unrelated third party. In connection with Riddell's sale of its Riddell Group Division, Riddell has moved its corporate offices to Memphis, Tennessee, and is currently searching for a third party to sublease the premises.

                             COMPARATIVE PERFORMANCE

     The following graph shows a comparison of cumulative total returns for Riddell, the AMEX Market Index and an index of peer companies selected by us for the five-year period from January 1, 1995 to December 31, 2000. In accordance with the rules of the U. S. Securities and Exchange Commission, this comparative performance information is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by Riddell with the Commission.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                              RIDDELL SPORTS INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

            [Data below represents line chart in the printed piece]

         RIDDELL SPORTS INC       SIC CODE INDEX      AMEX MARKET INDEX
         ------------------       --------------      -----------------
1995            100                    100                  100
1996            148                    97.88                105.52
1997            160                    95.85                126.97
1998            180                    41.75                125.25
1999            110                    52.82                156.15
2000            96                     60.42                154.23






                      Assumes $100 invested on Jan. 1, 1996

          Assumes dividend reinvested fiscal year ending Dec. 31, 2000

     The graph compares the performance of Riddell, the AMEX Market Index and an index of companies in the sporting and athletics goods industry having the same SIC Code as Riddell (SIC Code 3949-Sporting and Athletic Goods), with the investment weighted on market capitalization at the beginning of each period for which a return is indicated. The total returns presented assume the reinvestment of dividends, although dividends have not been declared on Riddell's common stock. All indexes were obtained through Media General Financial Services, and are the same indices we used in our Proxy Statement dated April 20, 2000.

    THE RIDDELL SPORTS INC. 1991 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN

OUR 1991 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN

INTRODUCTION

     Riddell maintains two stock option plans: the 1991 Riddell Sports Inc. Stock Option Plan and the 1997 Riddell Sports Inc. Stock Option Plan pursuant to which there are 84,955 shares of common stock available for grant of options as of August 21, 2001. Riddell has granted an aggregate of 2,485,445 shares of common stock under options and stock grants made in accordance with the 1991 Plan and 1997 Plan as of August 21, 2001, net of past grants canceled or expired.

1991 STOCK OPTION PLAN

     Riddell's Board of Directors adopted the 1991 Stock Option Plan, which was approved by Riddell's stockholders, to attract and retain qualified management. Options to acquire an aggregate of 1,415,500 shares of common stock were originally reserved for issuance under the 1991 Plan.

     Under the 1991 Plan, options may be granted from time to time to key employees, including officers, directors, advisors and independent consultants to Riddell or to any of its subsidiaries. The 1991 Plan is administered by the Board of Directors, which may empower a committee of directors to administer the 1991 Plan. If such committee is appointed, it may exercise all of the powers of the Board in relation to the 1991 Plan. The Board is generally empowered to interpret the 1991 Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. Options granted under the 1991 Plan may be designated as incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). The per share exercise price for ISOs granted to directors, officers and employees may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of such fair market value if the optionee owns more than 10% of the common stock of Riddell), and for NQSOs, not less than 85% of fair market value on the date the NQSO is granted. Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of Riddell, or at the discretion of the Board, Riddell may loan some or all of the purchase price to the optionee.

     In the discretion of the Board, NQSOs may be exercisable immediately and need not terminate upon termination of the optionee's relationship with Riddell, and the Board may amend the terms and provisions (other than the option price) of any NQSOs. Options could be exercisable for a term which may not be less than one year or greater than ten years from the date of grant. ISOs are not transferable other than by will or by the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. In the event of a change in control or certain other basic changes in Riddell, in the Board's discretion, each option may become fully and immediately exercisable. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative. The Board may decrease the exercise price of outstanding options to the fair market value of the common stock on the date the Board resolves to decrease such price.

     Options granted pursuant to the 1991 Plan may be designated as ISOs, with the attendant tax benefits provided under Sections 421of the Internal Revenue Code of 1986, as amended. Accordingly, the 1991 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs becoming exercisable for the first time by an employee during any calendar year (under all stock option plans of Riddell and its subsidiaries) may not exceed $100,000.

     Each Company director other than any director who is also a Chief Executive Officer, President, Executive Vice President or Senior Vice President of Riddell or any of its subsidiaries will receive an option to acquire 7,500 shares of common stock each year. In addition, each such individual (other than current directors) will receive an option to acquire 15,000 shares of common stock upon becoming a member of the Board of Directors and, after the first anniversary of his joining the Board, the annual grant of an option to acquire 7,500 shares concurrently with the grants to the other directors. All such directors' options will become exercisable in full on the first anniversary of the date of grant will have an exercise price equal to the fair market value of the common stock on the date of grant, which will be the closing price of the common stock on the date of each Annual Meeting of

Stockholders. In order for the compensation in respect of options granted in the future under the 1991 Plan to be deductible to Riddell as "performance-based compensation" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1991 Plan limits the number of shares of common stock with respect to which options may be granted to any individual in any year to no more than 150,000.

     The Board may modify, suspend or terminate the 1991 Plan, provided however, that certain material modifications affecting the 1991 Plan must be approved by the stockholders, and any change in the 1991 Plan that may adversely affect an optionee's rights under an option previously granted under the 1991 Plan requires the consent of the optionee.

GENERAL DESCRIPTION OF 1997 STOCK OPTION PLAN

     Under the 1997 Plan a maximum of 1,500,000 shares of common stock has been reserved for issuance, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

     Unless otherwise determined by the Board of Directors of Riddell, the 1997 Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties, including the grant of stock options or other stock-based awards. The full Board shall also have the authority, in its discretion, to grant stock options or other stock-based awards under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described, shall be referred to as the "Committee." The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or other stock-based awards will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

     Grants of stock options or other stock-based awards may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of Riddell and its present or future affiliates, in the discretion of the Committee. Stock options may be either ISOs or NQSOs. The exercise price of an NQSO may be above, at or below the fair market value per share of common stock on the date of grant; the exercise price of an ISO may not be less than the fair market value per share of common stock on the date of grant.

     The 1997 Plan also provides for automatic grants of stock options (with an exercise price equal to the fair market value of a share of common stock on the date of grant) to each member of the Board of Directors of Riddell who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of Riddell or its subsidiaries ("Eligible Directors"). Except as otherwise determined by the Committee, options to purchase 15,000 shares of common stock will be automatically granted to Eligible Directors upon commencement of their service on the Board of Directors, except with respect to Eligible Directors serving on the date of the 1997 annual stockholders meeting. Thereafter (and in each case except as otherwise determined by the Committee), Eligible Directors are granted an option to purchase 7,500 shares of common stock on the date of each subsequent annual meeting of stockholders (unless such Eligible Director has received an initial option grant less than one year prior to the date of such meeting).

     In view of the fact that each of the 1991 Plan and 1997 Plan provides certain directors with fixed automatic grants of options to acquire shares of Riddell's common stock, the Board of Directors has resolved that the total number of shares underlying options required to be granted to each eligible director shall not be duplicated.

     Options automatically granted to Eligible Directors become exercisable as to all shares on the first anniversary of the date of grant or on the retirement of the Eligible Director from the Board of Directors, whichever is first. Options automatically granted to Eligible Directors expire on the earliest of
(I) the tenth anniversary of the date of grant, (ii) the second anniversary of the termination of the Eligible Directors' service on the Board of Directors for reasons other than cause, or (iii) thirty days after the termination of the Eligible Directors' service on the Board of Directors for Cause (as defined in the 1997 Plan).

     No person may be granted stock options under the 1997 Plan representing an aggregate of more than 900,000 shares of common stock during 1997 and representing an aggregate of more than 500,000 shares of common stock during any subsequent calendar year. Stock options shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an ISO, such exercise period shall not exceed ten (10) years from the date of grant of such ISO.

     Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the stock options expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a optionee shall terminate by reason of death or disability, all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no event after the stock options expire in accordance with their terms). In the event of a change in control or certain other basic changes in Riddell, in the Board's discretion, each option may become fully and immediately exercisable.

     The Committee may also grant other stock-based awards under the 1997 Plan. Such stock-based awards may also be granted pursuant to any long-term incentive bonus plan Riddell may adopt in the future and will be subject to such terms and conditions as the Committee may determine.

     Except to the extent the Committee provides otherwise, stock options granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; PROVIDED THAT, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1997 Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of a optionee under any award theretofore granted, without such grantee's written consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER EACH OF THE 1991 PLAN AND 1997 PLAN

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to grants of stock options under each of the 1991 Plan and 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of a NQSO and Riddell will not be entitled to a tax deduction with respect to the grant of a NQSO Upon exercise, the excess of the fair market value of a share of common stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. Riddell generally will be entitled to a tax deduction at such time in the amount of such ordinary income.

     In the event of a sale of a share of common stock received upon the exercise of a NQSO any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such common stock is more than one year.

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and Riddell will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to Riddell, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by Riddell or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

     A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and Riddell will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by Riddell.

     If an optionee uses previously acquired shares of common stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of common stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If nonrecognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an ISO, if a greater number of shares of common stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a NQSO is being exercised, the option holder will be required to include in gross income (and Riddell will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISO, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

               AMENDMENT TO RIDDELL'S CERTIFICATE OF INCORPORATION

     On June 22, 2001, Riddell completed the sale of its Riddell Group Division to an acquisition affiliate of Lincolnshire Management, Inc., ("Lincolnshire") a New York based, private-equity fund. The sale was made pursuant to a stock purchase agreement dated April 27, 2001 between Riddell Sports Inc. and Lincolnshire. The Riddell Group Division includes: (i) all of Riddell's team sports business, excluding Umbro branded team soccer products, (ii) Riddell's licensing segment, which allows third-parties to market certain products using the Riddell and MacGregor trademarks to third parties and (iii) Riddell's retail segment, which markets a line of sports collectibles and athletic equipment to retailers in the United States and to a limited extent internationally. In connection with the sale, Riddell has, subject to the approval of its stockholders, contractually agreed to change its name. Additionally, subsequent to the sale, the Company's primary, continuing business operations will be its cheerleading and spirit business conducted through its wholly owned subsidiary, the Varsity Spirit Corporation. Accordingly, so as to better reflect the Company's business going forward, the Board of Directors recommends that the name of the public, parent company be changed from Riddell Sports Inc. to Varsity Brands, Inc.

     In order to amend Article 1 of Riddell's certificate of incorporation to change Riddell's name, the approval of a majority of the outstanding shares of common stock is required. Accordingly, unless affirmatively instructed to do so by the stockholder giving the proxy, a stockholder's proxy will not be voted to amend Article 1 of Riddell's certificate of incorporation.

     Article 1 of Riddell's certificate of incorporation currently reads as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is RIDDELL SPORTS INC."

     The Board is proposing deleting Article 1 in its entirety and replacing it with the following:

     "FIRST: The name of the corporation (the "Corporation") is VARSITY BRANDS, INC."

                                      * * *

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT RIDDELL'S CERTIFICATE OF INCORPORATION

                                      * * *

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP have been the principal accountants of Riddell during the calendar year ended December 31, 2000 and have been selected as Riddell's principal accountants for the current calendar year, subject to ratification by the stockholders. A representative of Grant Thornton LLP will be present at the Annual Meeting, with an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

     If, prior to the next Annual Meeting of Stockholders, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting of Stockholders and entitled to vote on this item is required to ratify the selection of Riddell's independent auditors. In the absence of contrary instructions by the stockholder giving the proxy, a stockholder's proxy will be voted for ratifying the appointment of Grant Thorton LLP as Riddell's principal accountants for the current calendar year.

                                      * * *

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
           RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

                                      * * *

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Riddell currently anticipates holding next year's Annual Meeting of Stockholders on or about May 15, 2002. Accordingly, any stockholder desiring to submit a proposal for action at the next Annual Meeting of Stockholders which the stockholder desires to be presented in Riddell's Proxy Statement with respect to such meeting should submit such proposal to John Nichols, Chief Financial Officer, 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133, no later than January 15, 2002.

AUDIT FEES

     The aggregate fees billed by the Company's independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $176,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by the Company's independent auditors in this category.

ALL OTHER FEES

     The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were fees for services in connection with tax matters, benefit plans, other SEC filings and consultations regarding disposition of assets of approximately $21,000, $12,000, $10,000 and $9,000, respectively.

     The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                                  OTHER MATTERS

     Other than as set forth in this proxy statement, within a reasonable time before the commencement of this solicitation, the Board of Directors did not know of any other business constituting a proper subject for action by the stockholders to be presented at the Annual Meeting. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

     The proxies named in the enclosed form of proxy and their substitutes, if any, will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face and, where a choice is specified on the form of proxy, the shares will be voted in accordance with each specification so made.

     A list of stockholders of record of Riddell as of August 17, 2001 will be available for inspection by stockholders during normal business hours from September 3, 2001 to September 14, 2001 at the offices of Riddell, at 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133.

     In addition to soliciting proxies by mail, Riddell may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of Riddell, or by anyone or more of the foregoing means. Riddell will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of Riddell's shares. All expenses in connection with such solicitation are to be paid by Riddell.

                                  By Order of the Board of Directors

                                  /s/ ROBERT E. NEDERLANDER
                                  -------------------------
                                  ROBERT E. NEDERLANDER
                                  Chairman of the Board



Dated: August 21, 2001

                                   APPENDIX A

                   RIDDELL SPORTS INC. AUDIT COMMITTEE CHARTER

                          ---------------------------

     This charter governs the operations of the audit committee. The audit committee shall review and reassess the charter at least annually and obtain the approval of the board of directors for any modifications or revisions.

COMMITTEE ORGANIZATION

     The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they are not employees or officers of Riddell, are, in the opinion of the board of directors, free of any relationship that may interfere with the exercise of their independence from management and meet the independence standards for serving on audit committees as set forth in the rules of the American Stock Exchange.

     All committee members shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or shall become financially literate within a reasonable period of time after appointment to the committee. At least one committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other experience or background which results in the individual's financial sophistication such as experience as a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     The board of directors shall appoint one member of the committee as chairperson. He or she shall be responsible for leadership of the committee, including approving the agenda, presiding over meetings, and reporting to the board of directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial accounting and reporting process and practices. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

     The audit committee shall meet at least two times each year. A quorum must be present at each audit committee meeting, with a quorum consisting of at least 50% of the committee's members.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form l0-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairperson of the committee may represent the entire committee for the purposes of this review.

                            RIDDELL SPORTS INC. PROXY

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 19, 2001


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE PROPERLY MARKED AND EXECUTED BY THE UNDERSIGNED STOCKHOLDER THIS WILL BE VOTED FOR ALL PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        The undersigned hereby appoints each of Robert E. Nederlander and Jeffrey Webb, each with full power to act without the other, and with full power of substitution as the undersigned or any attorneys and proxies of the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Riddell Sports Inc., to be held on Wednesday, September 19, 2001, at 10:00 a.m. (central time) at the Training Room of Riddell's corporate offices located at 2525 Horizon Lake Drive, Suite 1, Memphis, Tennessee 38133, or at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth below.

1.   ELECTION OF DIRECTORS.

     [_]  FOR all nominees below             [_]  WITHHOLD AUTHORITY to vote for
          (except as marked to the                nominees below
          contrary to vote for all
          nominees below)

          NOMINEES:   ROBERT E. NEDERLANDER, LEONARD TOBOROFF, JEFFREY G. WEBB,
                      JOHN MCCONNAUGHY, DON R. KORNSTEIN, JR.,
                      GLENN E. ("BO") SCHEMBECHLER, AND ARTHUR N. SEESSEL, III

INSTRUCTION:   To withhold authority to vote for any nominee, write that
               nominee's name in the space below.

      --------------------------------------------------------------------------

2. TO APPROVE THE AMENDMENT TO RIDDELL'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF RIDDELL SPORTS INC. TO VARSITY BRANDS, INC.

     [_]  FOR                      [_] AGAINST                [_]  ABSTAIN


3. TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2001 CALENDAR YEAR.

     [_]  FOR                      [_] AGAINST                [_]  ABSTAIN


     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.______________
____________________________________________________

                                   Dated: ________________________________, 2001

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN
                                   THIS PROXY CARD PROMPTLY USING THE
                                   ENCLOSED ENVELOPE.